SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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Advisors Preferred Trust

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Kensington Managed Income Strategy

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

1445 Research Boulevard, Suite 530 Rockville, MD 20850120

October 5, 2020

RE: ADJOURNED SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder:

We are almost there, but we need your help. Kensington Managed Income Fund recently held its adjourned special meeting of shareholders on September 23, 2020. The proposal that is considered at the Special Meeting is to approve a sub-advisory agreement between Advisors Preferred, LLC and Kensington Analytics, LLC with respect to the Kensington Managed Income Fund.

The Board of Trustees voted unanimously to approve a sub-advisory agreement under which Kensington Analytics, LLC will serve as sub-adviser to the Adviser and the Fund. However, the Investment Company Act of 1940 requires that Fund shareholders approve the sub-advisory agreement before it can become effective. The approval of the sub-advisory agreement will not result in any change in advisory fees or any other fees or expenses paid by the Fund. The Special Meeting has been adjourned once again until Wednesday, October 21, 2020 to afford additional time to solicit shareholder votes in order to achieve quorum and hold the Meeting.

Our records indicate your account in which you are invested has yet to be voted. We apologize for the continued follow-up regarding this matter. However, it is critical that we receive your proxy vote by October 21, 2020. Please help us to avoid further delay and costs by taking a moment to cast your vote today.

We value your time and have set up convenient voting options. Should you have any questions about the proposals, or about how to vote, please call (888) 542-7446 extension 14584.

Thank you in advance to your attention to this important matter.

Best regards,

Catherine Ayers-Rigsby, President

Advisors Preferred, LLC

Here are three convenient methods to cast your vote today:

  Vote by Touch-Tone Phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

  Vote Online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

  Vote by Mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the above voting methods listed to ensure that your vote is recorded by or before October 21, 2020.